Exhibit 10.66

Trading permitted?	☒	yes	☐	no

Withdrawals permitted?	☐	yes	☒	no

SECURITY AGREEMENT

(Securities Account)

As of May 19, 2006, for value received, the undersigned (“Debtor”) grants to Comerica Bank, as Agent (“Agent”), a Michigan banking corporation, a continuing security interest in the Collateral (as defined below) to secure payment when due, whether by stated maturity, demand acceleration or otherwise, of all existing and future indebtedness (“Indebtedness”) to the Agent and the Banks (as defined in the Credit Agreement more particularly described in Section 7 of Tecstar Automotive Group, Inc. (individually and collectively, the “Borrower”) and/or Debtor. Indebtedness includes without limit any and all obligations or liabilities of the Borrower and/or Debtor to the Banks, whether absolute or contingent, direct or indirect, voluntary or involuntary, liquidated or unliquidated, joint or several, known or unknown; any and all obligations or liabilities for which the Borrower and/or Debtor would otherwise be liable to the Banks were it not for the invalidity or unenforceability of them by reason of any bankruptcy, insolvency or other law, or for any other reason; any and all amendments, modifications, renewals and/or extensions of any of the above; all costs incurred by Agent in establishing, determining, continuing, or defending the validity or priority of its security interest, or in pursuing its rights and remedies under this Agreement or under any other agreement between Banks and Borrower and/or Debtor or in connection with any proceeding involving Agent or any Bank as a result of any financial accommodation to Borrower and/or Debtor; and all other costs of collecting Indebtedness, including without limit attorney fees. Debtor agrees to pay Agent all such costs incurred by the Agent, immediately upon demand, and until paid all costs shall bear interest at the highest per annum rate applicable to any of the Indebtedness, but not in excess of the maximum rate permitted by law. Any reference in this Agreement to attorney fees shall be deemed a reference to reasonable fees, costs, and expenses of both in house and outside counsel and paralegals, whether or not a suit or action is instituted, and to court costs if a suit or action is instituted, and whether attorney fees or court costs are incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding or otherwise.

1.	Collateral shall mean all of the following property Debtor now or later owns or has an interest in, wherever located:

(a)	all of Debtor’s right, title and interest (including without limitation, security entitlement) in securities account no. 642-14406-18 (“the Account”) maintained at Smith Barney, a division of Citigroup Global Markets, Inc. (“Securities Intermediary”) and all cash, securities, investment property or financial assets now or hereafter deposited or maintained in the Account or credited to the Account, and any and all securities accounts in substitution or replacement thereof;

(b)	all goods, instruments, documents, policies and certificates of insurance, deposits, money, investment property or other property (except real property which is not a fixture) which are now or later in possession or control of Agent, or as to which Agent now or later controls possession by documents or otherwise, and

(c)	all additions, attachments, accessions, parts, replacements, substitutions, renewals, interest, dividends, distributions, rights of any kind (including but not limited to stock splits, stock rights, voting and preferential rights), products, and proceeds of or pertaining to the above including, without limit, cash or other property which were proceeds and are recovered by a bankruptcy trustee or otherwise as a preferential transfer by Debtor.

2.	Warranties, Covenants and Agreements. Debtor warrants, covenants and agrees as follows:

2.1	Debtor shall furnish to Agent, in form and at intervals as Agent may request, any information Agent may reasonably request and allow Agent to examine, inspect, and copy any of Debtor’s books and records. Debtor shall, at the request of Agent, mark its records and the Collateral to clearly indicate the security interest of Agent under this Agreement.

2.2	At the time any Collateral becomes, or is represented to be, subject to a security interest in favor of Agent, Debtor shall be deemed to have warranted that (a) Debtor is the lawful owner of the Collateral and has the right and authority to subject it to a security interest granted to Agent; (b) none of the Collateral is subject to any security interest other than that in favor of Agent or as permitted in the Account Control Agreement (as defined below) and there are no financing statements on file, other than in favor of Agent or as permitted in the Account Control Agreement; (c) there are no financing statements on file, other than in favor of Agent; (d) no person, other than Agent, has possession or control (as defined in the Uniform Commercial Code) of any Collateral of such nature that perfection of a security interest may be accomplished by control; and (e) Debtor acquired its rights in the Collateral in the ordinary course of its business.

2.3	Debtor will keep the Collateral free at all times from all claims, liens, security interests and encumbrances other than those in favor of Agent or as permitted in the Account Control Agreement. Debtor will not, without the prior written consent of Agent, sell, transfer or lease, or permit to be sold, transferred or leased, any or all of the Collateral, except to the extent permitted in Section 7 below or the Account Control Agreement. Agent or its representatives may at all reasonable times inspect the Collateral and may enter upon all premises where the Collateral is kept or might be located.

2.4

Debtor will do all acts and will execute or cause to be executed all writings requested by Agent to establish, maintain and continue a perfected and first security interest of Agent, acting for the benefit of the Banks, in the Collateral. Debtor agrees that Agent has no obligation to acquire or perfect any lien on or security interest in any asset(s), whether realty or personalty, to secure payment of the Indebtedness, and Debtor is not relying upon assets in which the Agent may have a lien or security interest for payment of the Indebtedness.

2.5	Debtor will pay within the time that they can be paid without interest or penalty all taxes, assessments and similar charges which at any time are or may become a lien, charge, or encumbrance upon any Collateral, except to the extent contested in good faith and bonded in a manner satisfactory to Agent. If Debtor fails to pay any of these taxes, assessments, or other charges in the time provided above, Agent has the option (but not the obligation) to do so and Debtor agrees to repay all amounts so expended by Agent immediately upon demand, together with interest at the highest lawful default rate which could be charged by the Banks on any Indebtedness.

2.6	Debtor will keep the Collateral in good condition and will protect it from loss, damage, or deterioration from any cause.

2.7	If Agent, acting in its sole discretion, redelivers Collateral to Debtor or Debtor’s designee for the purpose of (a) the ultimate sale or exchange thereof; or (b) presentation, collection, renewal, or registration of transfer thereof; or (c) loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with it preliminary to sale or exchange; such redelivery shall be in trust for the benefit of Agent and shall not constitute a release of Agent’s security interest in it or in the proceeds or products of it unless Agent specifically so agrees in writing. If Debtor requests any such redelivery, Debtor will deliver with such request a duly executed financing statement in form and substance satisfactory to Agent. Any proceeds of Collateral coming into Debtor’s possession as a result of any such redelivery shall be held in trust for Agent and immediately delivered to Agent for application on the Indebtedness. Agent may (in its sole discretion) deliver any or all of the Collateral to Debtor, and such delivery by Agent shall discharge Agent from all liability or responsibility for such Collateral. Agent, at its option, may require delivery of any Collateral to Agent at any time with such endorsements or assignments of the Collateral as Agent may request.

2.8	[Reserved].

2.9

At any time following the occurrence and during the continuation of an Event of Default and without notice, Agent may (a) cause any or all of the Collateral to be transferred to its name or to the name of its nominees; (b) receive or collect by legal proceedings or otherwise all dividends, interest, principal payments and other sums and all other distributions at any time payable or receivable on account of the Collateral, and hold the same as Collateral, or apply the same to the Indebtedness, the manner and distribution of the application to be in the sole discretion of Agent; (c) enter into any extension, subordination, reorganization, deposit, merger or consolidation agreement or any other agreement relating to or affecting the Collateral, and deposit or surrender control of the Collateral, and accept other property in exchange for the Collateral and hold or apply the property or money so received pursuant to this Agreement; and (d) take such actions in its own name, or in Debtor’s name, as Agent, in its sole discretion, deems necessary or appropriate to establish exclusive control (as defined in the Uniform Commercial Code) over any Collateral of such nature that perfection of Bank’s security interest may be accomplished by control.

2.10	Subject to the terms of the Credit Agreement, any Bank may assign any of the Indebtedness and deliver any or all of the Collateral to its assignee, who then shall have with respect to Collateral so delivered all the rights and powers of such Bank under this Agreement, and after that Agent and such Bank shall be fully discharged from all liability and responsibility with respect to Collateral so delivered.

2.11	Debtor delivers this Agreement based solely on Debtor’s independent investigation of (or decision not to investigate) the financial condition of Borrower and is not relying on any information furnished by Agent or any Bank. Debtor assumes full responsibility for obtaining any further information concerning the Borrower’s financial condition, the status of the Indebtedness or any other matter which the undersigned may deem necessary or appropriate now or later. Debtor waives any duty on the part of Agent and the Banks, and agrees that Debtor is not relying upon nor expecting Agent or any Bank to disclose to Debtor any fact now or later known by Agent or such Bank, whether relating to the operations or condition of Borrower, the existence, liabilities or financial condition of any guarantor of the Indebtedness, the occurrence of any default with respect to the Indebtedness, or otherwise, notwithstanding any effect such fact may have upon Debtor’s risk or Debtor’s rights against Borrower. Debtor knowingly accepts the full range of risk encompassed in this Agreement, which risk includes without limit the possibility that Borrower may incur Indebtedness to Bank after the financial condition of Borrower, or Borrower’s ability to pay debts as they mature, has deteriorated.

3.

Collection of Proceeds. Debtor agrees to collect and enforce payment of all Collateral until Agent shall direct Debtor to the contrary. Immediately upon notice to Debtor by Agent and at all times after that, Debtor agrees to fully and promptly cooperate and assist Agent in the collection and enforcement of all Collateral and to hold in trust for Agent all payments received in connection with Collateral and from the sale, lease or other disposition of any Collateral, all rights by way of suretyship or guaranty and all rights in the nature of a lien or security interest which Debtor now or later has regarding Collateral. Immediately upon and after such notice, Debtor agrees to (a) endorse to Agent and immediately deliver to Agent all payments received on Collateral or from the sale, lease or other disposition of any Collateral or arising from any other rights or interests of Debtor in the Collateral, in the form received by Debtor without commingling with any other funds, and (b) immediately deliver to Agent all property in Debtor’s possession or later coming into Debtor’s possession through enforcement of Debtor’s rights or interests in the Collateral. Debtor irrevocably authorizes Agent or any employee or agent of the Agent to endorse the name of Debtor upon any checks or other items which are received in payment for any Collateral, and to do any and all things necessary in order to reduce these items to money. Agent shall have no duty as to the collection or protection of

Collateral or the proceeds of it, nor as to the preservation of any related rights, beyond the use of reasonable care in the custody and preservation of Collateral in the possession of Agent. Debtor agrees to take all steps necessary to preserve rights against prior parties with respect to the Collateral. Nothing in this Section 3 shall be deemed a consent by Agent to any sale, lease or other disposition of any Collateral.

4.	Defaults, Enforcement and Application of Proceeds.

4.1	Upon the occurrence of any of the following events (each an “Event of Default”), Debtor shall be in default under this Agreement:

(a)	Any failure to pay the Indebtedness or any other indebtedness when due, or such portion of it as may be due, by acceleration or otherwise; or

(b)	Any failure or neglect to comply with, or breach of or default under, any term of this Agreement, or any other agreement or commitment between Borrower, Debtor, or any guarantor of any of the Indebtedness (“Guarantor”) and any Bank; or

(c)	Any warranty, representation, financial statement, or other information made, given or furnished to Bank by or on behalf of Borrower, Debtor, or any Guarantor shall be, or shall prove to have been, false or materially misleading when made, given, or furnished; or

(d)	The occurrence of an Event of Default (as defined in the Credit Agreement); or

(e)	There is any revocation or termination of the Account Control Agreement without the prior written consent of the Agent.

4.2	Upon the occurrence of any Event of Default, Agent may at its discretion and without prior notice to Debtor declare any or all of the Indebtedness to be immediately due and payable and Agent shall have and may exercise any one or more of the following rights and remedies:

(a)	Exercise all the rights and remedies upon default, in foreclosure and otherwise, available to secured parties under the provisions of the Uniform Commercial Code and other applicable law;

(b)	Institute legal proceedings to foreclose upon the lien and security interest granted by this Agreement, to recover judgment for all amounts then due and owing as Indebtedness, and to collect the same out of any Collateral or the proceeds of any sale of it;

(c)	Institute legal proceedings for the sale, under the judgment or decree of any court of competent jurisdiction, of any or all Collateral; and/or

(d)	Personally or by agents, attorneys, or appointment of a receiver, enter upon any premises where Collateral may then be located, and take possession of all or any of it and/or render it unusable; and without being responsible for loss or damage to such Collateral, hold, operate, sell, lease, or dispose of all or any Collateral at one or more public or private sales, leasings or other dispositions, at places and times and on terms and conditions as Agent may deem fit, without any previous demand or advertisement; and except as provided in this Agreement, all notice of sale, lease or other disposition, and advertisement, and other notice or demand, any right or equity of redemption, and any obligation of a prospective purchaser or lessee to inquire as to the power and authority of Agent to sell, lease, or otherwise dispose of the Collateral or as to the application by Agent of the proceeds of sale or otherwise, which would otherwise be required by, or available to Debtor under, applicable law are expressly waived by Debtor to the fullest extent permitted.

At any sale pursuant to this Section 4.2, whether under the power of sale, by virtue of judicial proceedings or otherwise, it shall not be necessary for Agent or a public officer under order of a court to have present physical or constructive possession of Collateral to be sold. The recitals contained in any conveyances and receipts made and given by Agent or the public officer to any purchaser at any sale made pursuant to this Agreement shall, to the extent permitted by applicable law, conclusively establish the truth and accuracy of the matters stated (including, without limit, as to the amounts of the principal of and interest on the Indebtedness, the accrual and nonpayment of it and advertisement and conduct of the sale); and all prerequisites to the sale shall be presumed to have been satisfied and performed. Upon any sale of any Collateral, the receipt of the officer making the sale under judicial proceedings or of Agent shall be sufficient discharge to the purchaser for the purchase money, and the purchaser shall not be obligated to see to the application of the money. Any sale of any Collateral under this Agreement shall be a perpetual bar against Debtor with respect to that Collateral. At any sale or other disposition of Collateral pursuant to this Section 4.2, Agent and each Bank disclaims all warranties which would otherwise be given under the Uniform Commercial Code, including without limit a disclaimer of any warranty relating to title, possession, quiet enjoyment of the like, and Agent may communicate these disclaimers to a purchaser at such disposition. This disclaimer of warranties will not render the sale commercially unreasonable.

4.3	Debtor shall at the request of Agent, notify the account debtors or obligors of Agent’s security interest in any Collateral and direct payment of it to Agent. Agent may, itself, upon the occurrence of any Event of Default so notify and direct any account debtor or obligor. At the request of Agent, whether or not an Event of Default has occurred, Debtor shall immediately take such actions as Agent shall request to establish exclusive control (as defined in the Uniform Commercial Code) by Agent over any Collateral which is of such a nature that perfection of a security interest may be accomplished by control.

4.4

The proceeds of any sale or other disposition of Collateral authorized by this Agreement shall be applied by Agent first upon all expenses authorized by the Uniform Commercial Code and all reasonable attorney fees and legal expenses incurred by Agent or any Bank; the balance of the proceeds of the sale or other disposition shall be applied in the payment of the Indebtedness, first to interest, then to principal, then to remaining Indebtedness and the surplus, if any, shall be paid over to Debtor or to such other person(s) as may be entitled to it under applicable law. Debtor shall remain liable for any deficiency, which it shall pay to Agent immediately upon demand. Debtor agrees that Agent and the Banks shall be under no obligation to accept any noncash proceeds in connection with any sale or disposition of Collateral unless failure to do so would be commercially unreasonable. If Agent agrees in its sole discretion to accept noncash proceeds (unless the failure to do so would be commercially unreasonable), Agent may ascribe any commercially reasonable value to such proceeds. Without limiting the foregoing, Agent may apply any discount factor in determining the present value of proceeds to be received in the future or may elect to apply proceeds to be received in the future only as and when such proceeds are actually received in cash by Agent.

4.5	Nothing in this Agreement is intended, nor shall it be construed, to preclude Agent from pursuing any other remedy provided by law for the collection of the Indebtedness or for the recovery of any other sum to which Agent may be entitled for the breach of this Agreement by Debtor. Nothing in this Agreement shall reduce or release in any way any rights or security interests of Agent contained in any existing agreement between Borrower, Debtor, or any Guarantor and any Bank.

4.6	No waiver of default or consent to any act by Debtor shall be effective unless in writing and signed by an authorized officer of Agent. No waiver of any default or forbearance on the part of Agent in enforcing any of its rights under this Agreement shall operate as a waiver of any other default or of the same default on a future occasion or of any rights.

4.7	Upon the occurrence of any Event of Default, Debtor irrevocably appoints Agent or any agent of Agent (which appointment is coupled with an interest) the true and lawful attorney of Debtor (with full power of substitution) in the name, place and stead of, and at the expense of, Debtor and (b) authorizes Agent or any agent of Agent, in its own name, at Debtor’s expense, to do any of the following, as Agent, in its sole discretion, deems appropriate:

(a)	to demand, receive, sue for, and give receipts or acquittances for any moneys due or to become due with respect to any Collateral and to endorse any item representing any payment on or proceeds of the Collateral;

(b)	to execute and file in the name of and on behalf of Debtor all financing statements or other filings deemed necessary or desirable by Agent to evidence, perfect, or continue the security interests granted in this Agreement; and

(c)	to do and perform any act on behalf of Debtor permitted or required under this Agreement.

4.8	Upon the occurrence of an Event of Default, Debtor also agrees, upon request of Agent, to assemble the Collateral and make it available to Agent at any place designated by Agent which is reasonably convenient to Agent and Debtor.

4.9	The following shall be the basis for any finder of fact’s determination of the value of any Collateral which is the subject matter of a disposition giving rise to a calculation of any surplus or deficiency under Section 9.615 (f) of the Uniform Commercial Code (as in effect on or after July 1, 2001): (a) the Collateral which is the subject matter of the disposition shall be valued in an “as is” condition as of the date of the disposition, without any assumption or expectation that such Collateral will be repaired or improved in any manner; (b) the valuation shall be based upon an assumption that the transferee of such Collateral desires a resale of the Collateral for cash promptly (but no later than 30 days) following the disposition; (c) all reasonable closing costs customarily borne by the seller in commercial sales transactions relating to property similar to such Collateral shall be deducted including, without limitation, brokerage commissions, tax prorations, attorneys’ fees, whether inside or outside counsel is used, and marketing costs; (d) the value of the Collateral which is the subject matter of the disposition shall be further discounted to account for any estimated holding costs associated with maintaining such Collateral pending sale (to the extent not accounted for in (c) above), and other maintenance, operational and ownership expenses; and (e) any expert opinion testimony given or considered in connection with a determination of the value of such Collateral must be given by persons having at least 5 years experience in appraising property similar to the Collateral and who have conducted and prepared a complete written appraisal of such Collateral taking into consideration the factors set forth above. The “value” of any such Collateral shall be a factor in determining the amount of proceeds which would have been realized in a disposition to a transferee other than a secured party, a person related to a secured party or a secondary obligor under Section 9-615(f).

5.	Miscellaneous.

5.1	Until Agent is advised in writing by Debtor to the contrary, all notices, requests and demands required under this Agreement or by law shall be given to, or made upon, Debtor at the first address indicated in Section 5.15 below.

5.2	Debtor will give Agent not less than 90 days prior written notice of all contemplated changes in Debtor’s name, chief executive office location, state of formation or organization, and/or location of any Collateral, but the giving of this notice shall not cure any Event of Default caused by this change.

5.3	Agent assumes no duty of performance or other responsibility under any contracts contained within the Collateral.

5.4	Subject to the terms of the Credit Agreement, each Bank has the right to sell, assign, transfer, negotiate or grant participations or any interest in, any or all of the Indebtedness and any related obligations, including without limit this Agreement. In connection with the above, but without limiting its ability to make other disclosures to the full extent allowable, such Bank may disclose all documents and information which such Bank now or later has relating to Debtor, the Indebtedness or this Agreement, however obtained. Debtor further agrees that any Bank may provide information relating to this Agreement or relating to Debtor to such Bank’s parent, affiliates, subsidiaries, and service providers.

5.5	In addition to Agent’s other rights, any indebtedness owing from Agent or any Bank to Debtor can be set off and applied by Agent on any Indebtedness at any time(s) either before or after maturity or demand without notice to anyone.

5.6	Debtor waives any right to require the Agent to: (a) proceed against any person or property; (b) give notice of the terms, time and place of any public or private sale of personal property security held from Borrower or any other person, or otherwise comply with the provisions of Section 9-611 or 9-621 of the Uniform Commercial Code; or (c) pursue any other remedy in the Agent’s power. Debtor waives notice of acceptance of this Agreement and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of default, notice of intent to accelerate or demand payment of any Indebtedness, any and all other notices to which the undersigned might otherwise be entitled, and diligence in collecting any Indebtedness, and agree(s) that the Agent may, once or any number of times, modify the terms of any Indebtedness, compromise, extend, increase, accelerate, renew or forbear to enforce payment of any or all Indebtedness, or permit Borrower to incur additional Indebtedness, all without notice to Debtor and without affecting in any manner the unconditional obligation of Debtor under this Agreement. Debtor unconditionally and irrevocably waives each and every defense and setoff of any nature which, under principles of guaranty or otherwise, would operate to impair or diminish in any way the obligation of Debtor under this Agreement, and acknowledges that such waiver is by this reference incorporated into each security agreement, collateral assignment, pledge and/or other document from Debtor now or later securing the Indebtedness, and acknowledges that as of the date of this Agreement no such defense or setoff exists.

5.7	Debtor waives any and all rights (whether by subrogation, indemnity, reimbursement, or otherwise) to recover from Borrower any amounts paid or the value of any Collateral given by Debtor pursuant to this Agreement.

5.8

In the event that applicable law shall obligate Agent to give prior notice to Debtor of any action to be taken under this Agreement, Debtor agrees that a written notice given to Debtor at least five days before the date of the act shall be reasonable notice of the act and, specifically, reasonable notification of the time and place of any public sale or of the time after which any private sale, lease, or other disposition is to be made, unless a shorter notice period is reasonable under the circumstances. A notice shall be deemed to be given under this Agreement when delivered to Debtor or three business days after being placed in an envelope addressed to Debtor and deposited, with postage prepaid, in a post office or official depository under the exclusive care and custody of the United States Postal Service or delivered to an overnight courier. The mailing shall be by overnight courier, certified, or first class mail.

5.9	Notwithstanding any prior revocation, termination, surrender, or discharge of this Agreement in whole or in part, the effectiveness of this Agreement shall automatically continue or be reinstated in the event that any payment received or credit given by any Bank in respect of the Indebtedness is returned, disgorged, or rescinded under any applicable law, including, without limitation, bankruptcy or insolvency laws, in which case this Agreement, shall be enforceable against Debtor as if the returned, disgorged, or rescinded payment or credit had not been received or given by such Bank, and whether or not such Bank relied upon this payment or credit or changed its position as a consequence of it. In the event of continuation or reinstatement of this Agreement, Debtor agrees upon demand by Agent to execute and deliver to Agent those documents which Agent determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of Debtor to do so shall not affect in any way the reinstatement or continuation.

5.10	This Agreement and all the rights and remedies of Agent under this Agreement shall inure to the benefit of Agent’s successors and assigns and to any other holder who derives from Agent title to or an interest in the Indebtedness or any portion of it, and shall bind Debtor and the heirs, legal representatives, successors, and assigns of Debtor. Nothing in this Section 5.10 is deemed a consent by Agent to any assignment by Debtor.

5.11	If there is more than one Debtor, all undertakings, warranties and covenants made by Debtor and all rights, powers and authorities given to or conferred upon Agent are made or given jointly and severally.

5.12	Except as otherwise provided in this Agreement, all terms in this Agreement have the meanings assigned to them in Article 9 (or, absent definition in Article 9, in any other Article) of the Uniform Commercial Code, as of the date of this Agreement. “Uniform Commercial Code” means Act No. 174 of the Michigan Public Acts of 1962, as amended.

5.13	No single or partial exercise, or delay in the exercise, of any right or power under this Agreement, shall preclude other or further exercise of the rights and powers under this Agreement. The unenforceability of any provision of this Agreement shall not affect the enforceability of the remainder of this Agreement. This Agreement constitutes the entire agreement of Debtor and Agent with respect to the subject matter of this Agreement. No amendment or modification of this Agreement shall be effective unless the same shall be in writing and signed by Debtor and an authorized officer of Agent. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Michigan, without regard to conflict of laws principles.

5.14	To the extent that any of the Indebtedness is payable upon demand, nothing contained in this Agreement shall modify the terms and conditions of that Indebtedness nor shall anything contained in this Agreement prevent Agent from making demand, without notice and with or without reason, for immediate payment of any or all of that Indebtedness at any time(s), whether or not an Event of Default has occurred.

Debtor represents and warrants that Debtor’s exact name is the name set forth in this Agreement. Debtor further represents and warrants the following and agrees that Debtor is a registered organization which is organized under the laws of one of the states comprising the United States (e.g. corporation, limited partnership, registered limited liability partnership or limited liability company), and Debtor is located (as determined pursuant to the Uniform Commercial Code) in the state under the laws of which it was organized, which is: California.

If Collateral is located at other than the address specified above, such Collateral is located and shall be maintained at

STREET ADDRESS

CITY	STATE	ZIP CODE	COUNTY

Collateral shall be maintained only at the locations identified in this Section 5.15.

5.15	A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement under the Uniform Commercial Code and may be filed by Agent in any filing office.

5.16	This Agreement shall be terminated upon payment in full of the Liabilities (other than contingent indemnification obligations to the extent no unsatisfied claim giving rise thereto has been asserted) and termination of the Credit Agreement only by the filing of a termination statement in accordance with the applicable provisions of the Uniform Commercial Code.

6.	DEBTOR AND AGENT ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE INDEBTEDNESS.

7.	Special Provisions Applicable to this Agreement.

(a)	This Agreement is subject to the terms of that certain Account Control Agreement dated May 19, 2006 among the undersigned, Agent and Securities Intermediary (as may be amended, “Account Control Agreement”). In the event of any conflict between the terms of this Agreement and the terms of the Account Control Agreement, the terms of the Account Control Agreement shall govern and control.

(b)	In the exercise of its remedies set forth in Section 4.2 above, or as otherwise provided by law, upon the occurrence of an Event of Default Agent may, at its discretion and without prior notice to or consent of the undersigned, issue entitlement orders to Securities Intermediary with respect to all or any part of the Collateral and/or give written notice to Securities Intermediary that Debtor’s right to originate instructions and entitlement orders with respect to the Account has been terminated.

(c)	Except as permitted under the Account Control Agreement, Debtor shall not withdraw or transfer or authorize Securities Intermediary or any other person or entity to withdraw or transfer any assets from the Account without the prior written consent of Agent.

(d)	So long as no Event of Default has occurred and is continuing hereunder, Debtor may trade and sell assets in the Account without the prior written consent of Agent, provided that the proceeds of any assets sold or traded are deposited in or credited to the Account contemporaneously with such sale or trade.

(e)	Debtor shall reimburse Agent for the payment of, on demand, all costs and expenses, including without limitation, reasonable attorneys’ fees, incurred by Agent under the terms of the Account Control Agreement, in the amendment, waiver or enforcement of this Agreement or the Account Control Agreement, in the protection of its rights under this Agreement or the Account Control Agreement or any action or proceeding relating to this Agreement or the Account Control Agreement.

(f)	Debtor represents and warrants that the Account is a cash account and not a margin account and agrees that it shall not, in connection with the Account, accept any margin or other credit advanced or offered by the Securities Intermediary. In the event Securities Intermediary provides check writing, line of credit or credit card privileges under the Account (“Credit Options”), Debtor covenants and agrees that it shall not utilize the Credit Options.

(g)	Debtor covenants and agrees that it will not permit Securities Intermediary to enter into an Account Control Agreement with respect to the Account with any party, other than Agent, or otherwise authorize or permit Securities Intermediary to agree with any other party to comply with entitlement orders concerning the Account originated by such party.

(h)	Debtor covenants and agrees that it shall cause Securities Intermediary to report all items of income, gain, expense or loss relating to the Account to the applicable taxing authorities under Debtor’s tax identification number. In the event any item of income, gain, expense or loss with respect to the Account or any of the other Collateral is mistakenly reported to the Internal Revenue Service or any state or local taxing authority under the name or tax identification number of Agent or any Bank, Debtor shall assist Agent and/or such Bank in having such income, gain, expense or loss properly attributed under the name and taxpayer identification of Debtor and Debtor shall reimburse Agent for all costs and expenses incurred by Agent and any such Bank in connection with any corrections related to such mistaken reporting.

(i)	“Credit Agreement” shall mean the Second Amended and Restated Credit Agreement dated May 19, 2006 by and among Comerica Bank, as Agent, the Borrowers and the lenders party thereto, as amended, and as may be further amended or modified from time to time.

Debtor:

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

By:
Its: